UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 21, 2014

BRAZIL MINERALS, INC

(Exact name of registrant as specified in its charter)

Nevada	333-180624	39-2078861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

324 South Beverly Drive, Suite 118

Beverly Hills, CA 90212

(Address of principal executive offices, including zip code)

(213) 590-2500

(Registrant’s telephone number, including area code)

Not applicable

(Former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Cautionary Note Regarding Forward-Looking Statements

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections and may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

You are advised to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors. Other factors besides those discussed in this Current Report could also adversely affect us.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 21, 2014, the Company entered into a Securities Purchase Agreement with St. George Investments, LLC (“St George”) and issued to St. George a Convertible Promissory Note in the principal amount of $222,500 (the “Note”). The Company received gross proceeds of $200,000 for the sale of such Note. The difference between the face amount of the Note and the gross proceeds received by the Company was legal costs and origination discount. The outstanding principal of the Note bears interest at the rate of 10% per annum and the conversion price is $0.11 per share, which was 37.5% above the market price of the Common Stock when the transaction was consummated. Principal and accrued interest on the Note are due in five consecutive monthly installments of $44,500 plus accrued interest commencing on August 21, 2014. The monthly installments are payable in cash or in Common Stock, at the option of the Company, or upon the request of St. George, in diamonds that have been graded by the Gemological Institute of America. All principal and accrued interest on the Note is payable on December 21, 2014 (the “Maturity Date”). The Note contains certain provisions protecting the holder against the Company’s issuance of stock, options, warrants or convertible securities at prices below the current conversion price of the Note. Upon the occurrence of an Event of Default (as defined in the Note) under the Note, among other things, the outstanding balance of the Note shall be increased by 125%, the interest rate of the Note shall be increased to 22% per annum and the holder shall become entitled to require the redemption of all or any portion of the Note. The Note also contains certain provisions imposing penalties on the Company for failure to timely deliver shares to the holder or the holder’s prime brokerage account upon a conversion of the Note.

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Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 2.03 hereof is incorporated by reference herein. The Note was issued on February 21, 2014 and is initially convertible into an aggregate of 2,022,728 shares Common Stock, par value $.001 per share, of the Company. The Note was issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) afforded by Section 4(2) of the Act. The Company paid a commission of $20,000 to Tigress Financial Partners LLC, a registered FINRA broker-dealer, in connection with the sale of the Note.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAZIL MINERALS, INC.

Dated: February 27, 2014	By:	/s/ Marc Fogassa
Name: Marc Fogassa Title: Chief Executive Officer

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